UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): July 24, 2006
NANOPHASE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1319 Marquette Drive, Romeoville, Illinois 60446
(Address of Principal Executive Offices, Including Zip Code)
(630) 771-6700
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 5.03. Amendments to Articles of Incorporation or Bylaws
Item 9.01 Financial Statements and Exhibits
Signature(s)
Exhibit 99.1. Amendment to 2004 Equity Compensation Plan
Exhibit 99.2. Press Release dated July 27, 2006
Exhibit 99.3. Amendment to Certificate of Incorporation

Items to be Included in this Report
Item 1.01. Entry into a Material Definitive Agreement
     On July 24, 2006, Nanophase Technologies Corporation (the “Company”) executed an amendment to the Company’s 2004 Equity Compensation Plan pursuant to which the Company (a) increased to 1,200,000 the aggregate number of shares available to be issued under the Plan, (b) increased the annual limit on the number of shares available to be issued under the Plan to 300,000 (subject to existing exceptions contained in the Plan), and (c) decreased the cap on grants to any individual in any year to 10% of any class. A copy of the First Amendment to 2004 Equity Compensation Plan is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition
     On July 27, 2006, the Company issued a press release announcing financial results for the quarterly fiscal period ended June 30, 2006. A copy of the press release is being furnished as Exhibit 99.2 to this report.
Item 5.03. Amendments to Articles of Incorporation or Bylaws
     On July 27, 2006, the Company amended its Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 30,000,000. A copy of the First Amendment to the Certificate of Incorporation of the Company is being filed as Exhibit 99.3 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Amendment to Equity Compensation Plan
Exhibit 99.2	Press Release dated July 27, 2006
Exhibit 99.3	Amendment to Certificate of Incorporation
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: July 27, 2006	By:	/s/ JESS JANKOWSKI

JESS JANKOWSKI
Chief Financial Officer